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                                                               EXHIBIT 24.1

INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement No. 33-2226 on Form S-8 of Safeguard Health Enterprises, Inc. of our report dated March 22, 1996, incorporated by reference in the Annual Report on Form 10-K of Safeguard Health Enterprises, Inc. for the year ended December 31, 1995.

DELOITTE & TOUCHE, LLP



Costa Mesa, California
March 28, 1996